SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): September 3,
                                      1996


                        INMEDICA DEVELOPMENT CORPORATION

               (Exact name of registrant as specified in charter)


       Utah                           0-12968                     87-0397815

(State or other juris-               (Commission               (IRS Employer
diction of incorporation)            File Number)           Identification No.)


                          60 South 600 East, Suite 150
                           Salt Lake City, Utah 84102

                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (801)521-9300


          (Former name or former address, if changed since last report)

ITEM 5.           Other Events

     During August, 1996, Dr. Allan Kaminsky orally advised a member of the Company's board of directors that he would no longer pursue obtaining control of the Company by a proxy contest or litigation. Dr. Kaminsky subsequently sent a letter dated September 6, 1996 to Mr. Larry E. Clark offering his continued efforts on behalf of the Company, without cash compensation, in exchange for certain commitments by the Company, which included a right exercisable by Dr. Kaminsky to appoint five persons to the Board of Directors (in the event he was able to develop a device which could measure hematocrit within certain ranges) and rights for Dr. Kaminsky to purchase one million or more shares of stock in the Company at 50% of market value (in the event the Company achieved the ability to fabricate a marketable product or executed a merger/acquisition). The letter advised the Company that if Dr. Kaminsky did not receive a reply from the Company by September 16, 1996 that he would "irreversibly" sever any association with the Company (employment, consulting and advisory). After considering Dr. Kaminsky's proposal, the Company determined to make no response to the letter and considers its association with Dr. Kaminsky to be terminated and that his 435,000 options have expired. However, Dr. Kaminksy continues to be a principal shareholder of the Company; see Form 10KSB for the year ended 1995, "Principal Shareholders".

     Effective September 3, 1996, the Company entered into a consulting contract with Ruben Engineering, Paul Ruben and Calvin Ruben for engineering consulting services relating to the development of its hematocrit technology. The contract grants the Rubens a total of 300,000 options to purchase the common stock of the Company for $1.16 per share. A block of 200,000 options become exercisable and vest 25,000 per quarter beginning December 1, 1996. An additional 100,000 options become exercisable and non-forfeitable on the date satisfactory clinical trials have been completed on the hematocrit technology. All options are immediately exercisable and non-forfeitable if the FDA approves the Company's hematocrit technology or if InMedica is sold or acquired or the non-invasive hematocrit technology is sold or acquired. Pursuant to the agreement, the Rubens agree to complete the construction of six prototypes for the Company for the previously agreed upon price of $50,000 and to continue to consult with InMedica for a period of at least two years, for a minimum of 8 hours per week at $80 per hour. The Rubens are continuing research and development efforts on the Company's technology.

ITEM 7. Exhibits

     Agreement dated September 3, 1996 between InMedica
Development Corporation and Paul Ruben dba Ruben Engineering and
Calvin Ruben

                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         INMEDICA DEVELOPMENT CORPORATION
                                                   (Registrant)



                                            By: /s/ Larry E. Clark
                                            Larry E. Clark, President

DATED:  September 20, 1996

                                          CONSULTING AND OPTION AGREEMENT

     An Agreement made as of the 3rd day of September, 1996 by and between InMedica Development Corporation, a Utah corporation doing business at 60 South 600 East, Suite 150, Salt Lake City, Utah 84102 (hereinafter called "InMedica") and Paul Ruben, dba Ruben Engineering and Calvin Ruben (collectively hereinafter called "Ruben Engineering") with address at 741 East Litson, Murray, Utah 84107.


                                                     RECITALS


     Whereas InMedica has previously engaged Ruben Engineering to complete certain work on its non-invasive hematocrit project; and

     Whereas the parties now desire to formalize their relationship for further work and to grant certain stock options to Ruben Engineering as additional compensation and incentive to complete work which has been commenced for InMedica and to continue additional work;

     Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Options. InMedica hereby grants to Paul and Calvin Ruben options to purchase 300,000 shares of the common stock of InMedica subject to the vesting requirements described in paragraphs a and b, below. All options shall be allocated one third to Calvin Ruben and two thirds to Paul Ruben. The options are exercisable for One Dollar and Sixteen Cents ($1.16) per share on the following terms and conditions:

  (a) Subject to the vesting schedule shown below, 200,000 options may be exercised during a five year period beginning on the day of execution of this agreement by Ruben Engineering giving 5 days prior notice to InMedica, together with a check for the exercise price and a purchaser questionnaire and representation letter in a form approved by counsel to InMedica. Upon receipt of the notice, questionnaire, representation letter and check, InMedica shall within five days instruct the transfer agent to issue the common shares as to which the option has been exercised. Such share certificates shall bear a restrictive legend and shall not be subject to resale except if registered or pursuant to an exemption from registration under the securities laws. Each quarter following the grant of the foregoing 200,000 options, 25,000 options shall become exercisable and non- forfeitable on the following schedule:

                     Total Exercisable &    Percent Exercisable
       Date          Non-Forfeitable Options  Non-Forfeitable
- -------------------------------------------------------------
  September 1, 1996         0                     0
  December 1, 1996       25,000                  12.5%
  March 1, 1997          50,000                  25.0%
  June 1, 1997           75,000                  37.5%
  September 1, 1997     100,000                  50.0%
  December 1, 1997      125,000                  62.5%
  March 1, 1998         150,000                  75.0%
  June 1, 1998          175,000                  87.5%
  September 1, 1998     200,000                 100.0%

Exercisable options shown in the table above assume previously vested options have not been exercised.

Notwithstanding the foregoing vesting schedule, upon FDA approval of the InMedica non-invasive hematocrit technology, all 200,000 options shall become immediately exercisable and non-forfeitable without regard to continued employment thereafter or agreement to consult with InMedica of Ruben Engineering. Should Ruben Engineering choose to terminate this agreement prior to FDA approval or September 1, 1998, all unvested options shall be forfeited.

  (b) 100,000 additional options shall become exercisable and non-forfeitable for a term of five (5) years from a date on which satisfactory clinical trials have first been completed by InMedica on the hematocrit technology. "Satisfactory clinical trials" shall mean that the technology determines human hematocrit with an RMS error of no more than 2 hematocrit points using a random sampling of 50 patients. Upon completion of satisfactory clinical trials, the 100,000 options referred to in this paragraph may be exercised during the term thereof by Ruben Engineering giving 5 days prior notice to InMedica, together with a check for the exercise price and a purchaser questionnaire and representation letter in a form approved by counsel to InMedica. Upon receipt of the notice, questionnaire, representation letter and check, InMedica shall within five days instruct the transfer agent to issue the common shares as to which the option has been exercised. Such shares shall bear a restrictive legend and shall not be subject to resale except if registered or pursuant to an exemption from registration under the securities laws. Should Ruben Engineering choose to terminate this agreement prior to the satisfactory completion of clinical trials, the 100,000 options hereunder shall be forfeited.

     (c) In the event that InMedica is sold or acquired by another company, or InMedica's non-invasive hematocrit technology is sold or transferred to another company (excluding non-exclusive licensing agreements) while this agreement is in force, all 300,000 options will become exercisable and non-forfeitable.

     2. Consulting Agreement. Ruben Engineering agrees to consult with InMedica for a period of not less than two years from the date hereof regarding InMedica's non-invasive hematocrit technology. Ruben Engineering personnel shall be available to consult with and perform engineering services for InMedica as required for a minimum of eight (8) hours per week during the period of this Agreement. In addition to the options referred to in paragraph 1, Ruben Engineering shall be paid an hourly rate of $80 per hour for all services rendered hereunder.

     3. Effect on Existing Agreement. Ruben Engineering has previously agreed with InMedica to build a prototype of an hematocrit measuring device on or before November 1, 1996 and five additional copies of the prototype on or before November 14, 1996 in consideration of $50,000 to be paid by the Company. The prior agreement shall be incorporated into this agreement, except that the services previously contracted for shall be included by Ruben Engineering in the price previously agreed to. Any work outside the scope of the prior agreement shall be paid at the hourly rate referred to in paragraph 2.

     4. Confidentiality. Ruben Engineering and its owners consultants and employees shall concurrently with the execution of this agreement each sign and agree to be bound by the Confidentiality and Non-competition agreement a copy of which is attached hereto as Exhibit A.

     5. Term. This agreement shall continue for a period of two years and may be renewed for subsequent one year periods for additional consulting services by mutual agreement of the parties.

     6. General. (a) This agreement contains the entire agreement between the parties on the subject matter (including those agreements expressly incorporated herein by reference) and can only be changed or modified by written agreement between the parties.

     (b) Any notices or other communications under this agreement shall be in writing, shall be deemed to have been legally given and delivered when sent certified mail, return receipt requested to the addresses set forth above.

     (c) In the event any provision or any part of any provision of this agreement shall be held invalid, illegal or unenforceable, such holding shall not affect any other provision or any part of the same provision which can be given effect without the invalid provision or any part thereof.

         (d) This agreement may be executed in one or more counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (e) Any party hereto found by a court of competent jurisdiction to have breached this agreement shall be liable to the prevailing party for costs and attorneys fees.

         IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

                                         InMedica Development Corporation


                                         /s/ Larry E. Clark
                                         By Larry E. Clark, President


                                         Ruben Engineering

                                         /s/ Paul Ruben
                                         By Paul Ruben, Proprietor



                                         /s/ Paul Ruben
                                         Paul Ruben, Individually



                                         /s/ Calvin Ruben
                                         Calvin Ruben, Individually